Exhibit 32.1
CERTIFICATION

Pursuant to 18 U.S.C. Section 1350, the undersigned officer of The Bank of New York Mellon Corporation (“BNY Mellon”), hereby certifies, to his knowledge, that BNY Mellon’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2023 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of BNY Mellon.

Dated: August 4, 2023	/s/ Robin Vince
	Name:	Robin Vince
	Title:	Chief Executive Officer

The foregoing certification is being furnished solely pursuant to 18 U.S.C. Section 1350 and is not being filed as part of the Report or as a separate disclosure document.